Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Fourth Quarter and Full Year 2017 Operating Results
Continues to Strengthen Portfolio Through Acquisitions, Dispositions and Portfolio Management
Improves Balance Sheet and Debt Maturity Schedule With 10-Year Bond Issuance Completed in August
Simplifies and Focuses Business Model With the Sale of Cole Capital

Phoenix, AZ, February 22, 2018 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months and full year ending December 31, 2017.

Prior to the fourth quarter of 2017, the Company operated through two business segments, the real estate investment segment and the investment management segment, Cole Capital. On November 13, 2017, the Company entered into a purchase and sale agreement to sell substantially all of the Cole Capital segment. Substantially all of the Cole Capital segment is presented as discontinued operations and the Company's remaining financial results are reported as a single segment for all periods presented. The Company’s continuing operations represent primarily those of the real estate investment segment. The 2017 highlights are on a consolidated basis unless specified otherwise.

2017 Highlights

•	Net income of $32.4 million and net loss per diluted share of $(0.04), including net income of $51.5 million and a net loss per diluted share of $(0.02) for continuing operations

•	Achieved $0.74 AFFO per diluted share, including $0.70 from continuing operations

•	Completed $745.6 million of acquisitions and $574.9 million of dispositions

•	Decreased Debt from $6.4 billion to $6.1 billion; Net Debt remained at $6.1 billion, or 39.0% Net Debt to Gross Real Estate Investments

•	Net Debt to Normalized EBITDA ended at 5.7x

•	Issued $600.0 million of senior notes to repay borrowings under the $500.0 million term loan with the remaining proceeds used to pay down secured debt

•	Received Investment Grade Corporate Ratings from S&P, Moody’s and Fitch remained at Investment Grade

•	Announced sale of Cole Capital, simplifying the business model

The summary below of financial results reflects continuing operations only.

Fourth Quarter and Full Year 2017 Financial Results

Revenue
Revenue for the quarter ended December 31, 2017 decreased $10.7 million to $316.6 million as compared to revenue of $327.3 million for the same quarter in 2016, primarily due to 2016 and 2017 dispositions, net of acquisitions.

Revenue for 2017 decreased $0.1 billion to $1.25 billion as compared to revenue of $1.34 billion for 2016, mostly due to 2016 and 2017 dispositions, net of acquisitions.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders per Diluted Share
Net income for the quarter ended December 31, 2017 decreased $13.2 million to a net loss of $(2.5) million as compared to net income of $10.7 million for the same quarter in 2016, and net loss per diluted share increased $0.01 to a net loss per diluted share of $(0.02) for the quarter ended December 31, 2017, as compared to net loss per diluted share of $(0.01) for the same quarter in 2016. The differences were primarily due to lower revenue and higher G&A, impairments and net litigation expenses partially offset by lower property operating, interest, and depreciation and amortization expenses along with a gain on the disposition of real estate in 2017 versus a loss during the same quarter in 2016.

Net income for 2017 increased $128.4 million to $51.5 million as compared to a net loss of $(76.9) million in 2016. Net loss per diluted share decreased $0.14 to $(0.02) for 2017, as compared to a net loss per diluted share of $(0.16) for 2016. The differences were primarily due to a larger gain on the disposition of real estate and extinguishment of debt along with the following lower expense items: depreciation and amortization, impairments and interest expense offset by lower revenue and higher net litigation expenses.

Normalized EBITDA
Normalized EBITDA for the quarter ended December 31, 2017 decreased $10.1 million to $258.6 million as compared to Normalized EBITDA of $268.7 million for the same quarter in 2016, primarily due to 2016 and 2017 dispositions, net of acquisitions and higher G&A offset by lower net property operating expenses.

Normalized EBITDA for 2017 decreased $0.1 billion to $1.0 billion as compared to $1.1 billion in 2016, primarily due to 2016 and 2017 dispositions, net of acquisitions and higher G&A offset by lower net property operating expenses.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended December 31, 2017 decreased $18.0 million to $164.5 million, as compared to $182.5 million for the same quarter in 2016, and FFO per diluted share decreased $0.01 to $0.17 for the quarter ended December 31, 2017, as compared to $0.18 for the same quarter in 2016.

FFO for 2017 decreased $65.2 million to $672.2 million, as compared to $737.4 million, and FFO per diluted share for 2017 decreased $0.10 to $0.67, as compared to $0.77 for 2016.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended December 31, 2017 decreased $3.9 million to $175.8 million, as compared to $179.7 million for the same quarter in 2016, and AFFO per diluted share remained at $0.18 for the quarter ended December 31, 2017, as compared to the same quarter in 2016.

AFFO for 2017 decreased $20.8 million to $702.6 million, as compared to $723.4 million, and AFFO per diluted share for 2017 decreased $0.06 to $0.70, as compared to $0.76 for 2016.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “We continue to execute on the targets and business objectives we have established for the Company. Over the past three years our portfolio has been built through diversification mandates, our investment-grade balance sheet remains strong and liquid with a well-staggered maturity schedule, and with the sale of Cole, our business simplified. Our management team has operating and capital allocation experience through various market cycles and we will continue to focus on our business model and objectives.”
Common Stock Dividend Information
On February 21, 2018, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the first quarter of 2018, representing an annual distribution rate of $0.55 per share. The dividend will be paid on April 16, 2018 to common stockholders of record as of March 30, 2018.

Balance Sheet and Liquidity
In August 2017, the Company issued $600.0 million aggregate principal amount of 3.95% 10-year senior notes at an issue price of 99.33% of par value. Proceeds from this offering were used to repay its $500.0 million term loan with the balance utilized to pay down secured debt.

During the fourth quarter, the Company had net draws on its revolving line of credit of $185.0 million, leaving $2.1 billion of capacity available as of December 31, 2017 on the Company’s $2.3 billion revolving line of credit. In the fourth quarter, secured debt was reduced by $31.6 million, bringing the total reduction amount for the year to $579.9 million.

Share Repurchase Plan
In May 2017, the Company’s Board of Directors authorized the repurchase of up to $200 million of shares of its outstanding common stock over the subsequent 12-month period. During 2017, the Company repurchased 68,759 shares of its common stock at an average price of $7.50 per share.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended December 31, 2017 are as follows: Net Debt to Normalized EBITDA of 5.7x, Fixed Charge Coverage Ratio of 3.1x, Unencumbered Gross Real Estate Investments to Total Gross Real Estate Investments ratio of 72.8%, Net Debt to Gross Real Estate Investments of 39.0% and Weighted Average Debt Term of 4.3 years.

Real Estate Portfolio
As of December 31, 2017, the Company’s portfolio consisted of 4,091 properties with total portfolio occupancy of 98.8%, investment grade tenancy of 39.6% and a weighted-average remaining lease term of 9.5 years. During 2017, same-store rents (3,982 properties) were flat as compared to 2016. Excluding the effects of certain early office lease renewal efforts, same store rents would have been 0.3%.

Property Acquisitions
During the fourth quarter of 2017, the Company acquired 23 properties for approximately $293.5 million at an average cash cap rate of 6.8%.

During 2017, the Company acquired 91 properties for approximately $745.6 million at an average cash cap rate of 6.9%, which includes the fee interest in three properties in which we held the leasehold interest.

Property Dispositions
During the quarter ended December 31, 2017, the Company disposed of 25 properties and a land parcel owned by an unconsolidated joint venture for an aggregate sales price of $85.6 million at an average cash cap rate of 7.6%, including $24.9 million in net sales of Red Lobster restaurants.

During 2017, the Company disposed of 137 properties and a land parcel owned by an unconsolidated joint venture for an aggregate sales price of $574.9 million at an average cash cap rate of 7.1%.

2018 Guidance
The Company expects its 2018 AFFO per diluted share to be in a range between $0.70 and $0.72. This guidance assumes dispositions totaling $300 million to $500 million at an average cash cap rate of 6.5% to 7.5% and acquisitions of $200 million to $300 million in excess of dispositions within the same cap rate range. Acquisitions will be funded through a combination of internal equity, debt capacity within our Net Debt to Normalized EBITDA target and proceeds from the sale of Cole Capital. Guidance also assumes real estate operations with average occupancy above 98.0% and same-store rental growth in a range of 0.3% to 1.0%. The Company also expects to target balance sheet Net Debt to Normalized EBITDA at approximately 6.0x.

Subsequent Events

Property Acquisitions
From January 1, 2018 through February 20, 2018, the Company acquired 6 properties for $66.3 million at an average cash cap rate of 6.9%.

Property Dispositions
From January 1, 2018 through February 20, 2018, the Company disposed of 7 properties for an aggregate sales price of $57.4 million at an average cash cap rate of 7.0%.

Sale of Cole Capital
On February 1, 2018, the Company closed the sale of Cole Capital (“Cole”) to an affiliate of CIM Group. In connection with the transaction, VEREIT may receive up to $200 million, comprised of approximately $120 million cash paid at closing under the purchase and sale agreement and up to $80 million in fees to be paid under a six-year services agreement based on Cole’s future revenues.

Audio Webcast Details

The live audio webcast, beginning at 1:00 p.m. ET on Thursday, February 22, 2018, is available by accessing this link:
http://ir.vereit.com/. Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has a total asset book value of $14.7 billion including approximately 4,100 properties and 94.4 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Debt Outstanding and Adjusted Debt Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to pages 8 through 19 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
Effective January 1, 2017, we determined that adjusted funds from operations (“AFFO”), a non-GAAP measure, and our real estate portfolio and economic metrics should exclude the impact of properties owned by the Company for the month beginning with the date that (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation ("Excluded Properties") and ending with the disposition date, to better reflect our ongoing operations. At December 31, 2017, the Excluded Property was one vacant industrial property, comprising 307,275 square feet with Debt Outstanding of $16.2 million. The Company did not update data presented for prior periods as the impact on prior period non-GAAP measures, including AFFO and Normalized EBITDA, and operating metrics was immaterial.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, has promulgated a supplemental performance measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
NAREIT defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on depreciable real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. We calculated FFO in accordance with NAREIT's definition described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation, merger and other non-routine costs, net of insurance recoveries, held for sale loss on discontinued operations, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. Effective January 1, 2017, we determined to omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. We did not adjust AFFO during the years prior to January 1, 2017 as the impact was immaterial. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Normalized EBITDA
Normalized EBITDA, as disclosed, represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition-related expenses, litigation, merger and other non-routine transactions costs, net of insurance recoveries, gains or losses on disposition of real estate, held for sale loss on discontinued operations, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and real estate and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Beginning in 2017, Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Debt Outstanding and Adjusted Debt Outstanding
Debt Outstanding and Adjusted Debt Outstanding are non-GAAP measures that represent the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Beginning in 2017, Adjusted Debt Outstanding omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Debt Outstanding and Adjusted Debt Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Debt Outstanding and Adjusted Debt Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt
Net Debt is a non-GAAP measure used to show the Company's Adjusted Debt Outstanding, less all cash and cash equivalents, including those related to discontinued operations. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii)the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Debt Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the current quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, including net investments in unconsolidated entities, investment in direct financing leases, investment securities backed by real estate and loans held for investment, net of gross intangible lease liabilities.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events and VEREIT's future financial condition, results of operations and business, including VEREIT’s 2018 guidance and its continuing focus on business objectives such as portfolio diversification, maintenance of a strong and liquid balance sheet and a staggered debt maturity schedule. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its 2018 guidance; the unpredictability of the business plans and financial condition of VEREIT’s tenants; the impact of impairment charges in respect of certain of VEREIT’s properties or other assets; risks associated with pending government investigations and litigations related to VEREIT's previously disclosed audit committee investigation; the ability to retain or hire key personnel; and the continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Real estate investments, at cost:
Land	$2,865,855	$2,895,625
Buildings, fixtures and improvements	10,711,845	10,644,296
Intangible lease assets	2,037,675	2,044,521
Total real estate investments, at cost	15,615,375	15,584,442
Less: accumulated depreciation and amortization	2,908,028	2,331,643
Total real estate investments, net	12,707,347	13,252,799
Investment in unconsolidated entities	42,784	46,077
Investment in direct financing leases, net	19,539	39,455
Investment securities, at fair value	40,974	47,215
Mortgage notes receivable, net	20,294	22,764
Cash and cash equivalents	34,176	253,479
Restricted cash	27,662	45,018
Rent and tenant receivables and other assets, net	304,989	314,305
Goodwill	1,337,773	1,337,391
Due from affiliates, net	6,041	15,904
Assets related to discontinued operations and real estate assets held for sale, net	163,999	213,167
Total assets	$14,705,578	$15,587,574

LIABILITIES AND EQUITY
Mortgage notes payable and other debt, net	$2,082,692	$2,671,106
Corporate bonds, net	2,821,494	2,226,224
Convertible debt, net	984,258	973,340
Credit facility, net	185,000	496,578
Below-market lease liabilities, net	198,551	224,023
Accounts payable and accrued expenses	136,474	134,861
Deferred rent, derivative and other liabilities	62,985	67,971
Distributions payable	175,301	162,578
Due to affiliates	66	16
Liabilities related to discontinued operations	15,881	11,344
Total liabilities	6,662,702	6,968,041
Commitments and contingencies
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of December 31, 2017 and December 31, 2016	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 974,208,583 and 974,146,650 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	9,742	9,741
Additional paid-in-capital	12,654,258	12,640,171
Accumulated other comprehensive loss	(3,569)	(2,556)
Accumulated deficit	(4,776,581)	(4,200,423)
Total stockholders’ equity	7,884,278	8,447,361
Non-controlling interests	158,598	172,172
Total equity	8,042,876	8,619,533
Total liabilities and equity	$14,705,578	$15,587,574

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended December 31,
	2017	2016
Revenues:
Rental income	$290,564	$299,688
Operating expense reimbursements	26,035	27,593
Total revenues	316,599	327,281
Operating expenses:
Acquisition-related	1,120	948
Litigation, merger and other non-routine costs, net of insurance recoveries	11,167	1,512
Property operating	32,429	36,596
General and administrative	18,274	13,511
Depreciation and amortization	175,259	185,126
Impairments	19,691	6,606
Total operating expenses	257,940	244,299
Operating income	58,659	82,982
Other (expense) income:
Interest expense	(70,694)	(74,613)
(Loss) gain on extinguishment and forgiveness of debt, net	(318)	980
Other income, net	1,989	1,864
Equity in income (loss) of unconsolidated entities	1,958	(903)
Gain on derivative instruments, net	266	2,095
Total other expenses, net	(66,799)	(70,577)
(Loss) income before taxes and real estate dispositions	(8,140)	12,405
Gain (loss) on disposition of real estate and held for sale assets, net	7,104	(199)
(Loss) income from continuing operations before income taxes	(1,036)	12,206
Provision for income taxes	(1,443)	(1,503)
(Loss) income from continuing operations	(2,479)	10,703
(Loss) income from discontinued operations, net of tax	(30,613)	(128,926)
Net loss	(33,092)	(118,223)
Net loss attributable to non-controlling interests	970	2,805
Net loss attributable to the General Partner	$(32,122)	$(115,418)

Basic and diluted net (loss) income per share from continuing operations attributable to common stockholders and limited partners	$(0.02)	$(0.01)
Basic and diluted net (loss) income per share from discontinued operations attributable to common stockholders and limited partners	(0.03)	(0.13)
Basic and diluted net (loss) income per share attributable to common stockholders and limited partners	$(0.05)	$(0.14)
Distributions declared per common share	$0.14	$0.14

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Year Ended December 31,
	2017	2016
Revenues:
Rental income	$1,154,147	$1,229,992
Operating expense reimbursements	98,138	105,455
Total revenues	1,252,285	1,335,447
Operating expenses:
Acquisition-related	3,402	1,321
Litigation, merger and other non-routine costs, net of insurance recoveries	47,960	3,884
Property operating	128,717	144,428
General and administrative	58,603	51,927
Depreciation and amortization	706,802	762,038
Impairments	50,548	182,820
Total operating expenses	996,032	1,146,418
Operating income	256,253	189,029
Other (expense) income:
Interest expense	(289,766)	(317,376)
Gain (loss) on extinguishment and forgiveness of debt, net	18,373	(771)
Other income, net	6,242	5,251
Reserve for loan loss	—	—
Equity in income and gain on disposition of unconsolidated entities	2,763	9,783
Gain (loss) on derivative instruments, net	2,976	(1,191)
Total other expenses, net	(259,412)	(304,304)
Loss before taxes and real estate dispositions	(3,159)	(115,275)
Gain on disposition of real estate and real estate assets held for sale, net	61,536	45,524
Income (loss) before taxes	58,377	(69,751)
Provision for income taxes	(6,882)	(7,136)
Income (loss) from continuing operations	51,495	(76,887)
Loss from discontinued operations, net of income taxes	(19,117)	(123,937)
Net income (loss)	32,378	(200,824)
Net (income) loss attributable to non-controlling interests	(560)	4,961
Net income (loss) attributable to the General Partner	$31,818	$(195,863)

Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.02)	$(0.16)
Basic and diluted loss per share from discontinued operations attributable to common stockholders	(0.02)	(0.13)
Basic and diluted net loss per share attributable to common stockholders	$(0.04)	$(0.29)
Distributions declared per common share	$0.55	$0.55

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended December 31,
	2017	2016
Net loss	$(33,092)	$(118,223)
Adjustments:
Interest expense	70,694	74,613
Depreciation and amortization	177,329	191,360
Provision for (benefit from) income taxes	11,843	(5,075)
Proportionate share of adjustments for unconsolidated entities	756	1,299
EBITDA	$227,530	$143,974
(Gain) loss on disposition of real estate assets, net	(7,104)	199
Impairments	19,691	127,537
Held for sale loss on discontinued operations	20,027	—
Acquisition-related expenses	1,120	948
Litigation and other non-routine costs, net of insurance recoveries	14,969	1,512
Gain on derivative instruments, net	(266)	(2,095)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,148	1,220
Loss (gain) on extinguishment and forgiveness of debt, net	318	(980)
Net direct financing lease adjustments	517	544
Straight-line rent, net of bad debt expense related to straight-line rent	(11,281)	(13,163)
Program development costs write-off	1,343	11,054
Other amortization and non-cash charges	1,247	(107)
Proportionate share of adjustments for unconsolidated entities	(1,721)	725
Adjustment for Excluded Properties	172	—
Normalized EBITDA	$267,710	$271,368
Normalized EBITDA from continuing operations	$258,578	$268,653
Normalized EBITDA from discontinued operations	$9,132	$2,715

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Year Ended December 31,
	2017	2016
Net income (loss)	$32,378	$(200,824)
Adjustments:
Interest expense	289,766	317,376
Depreciation and amortization	721,292	788,186
Benefit from income taxes	20,721	(3,701)
Proportionate share of adjustments for unconsolidated entities	3,870	4,634
EBITDA	$1,068,027	$905,671
Gain on disposition of real estate assets, net	(61,536)	(55,722)
Impairments	50,548	303,751
Held for sale loss on discontinued operations	20,027	—
Acquisition related expenses	3,402	1,321
Litigation, merger and other non-routine costs, net of insurance recoveries	51,762	3,884
Gain on investment securities	(65)	—
(Gain) loss on derivative instruments, net	(2,976)	1,191
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	5,366	5,396
(Gain) loss on extinguishment and forgiveness of debt, net	(18,373)	771
Net direct financing lease adjustments	2,093	2,264
Straight-line rent, net of bad debt expense related to straight-line rent	(44,903)	(54,190)
Program development costs write-off	1,453	14,276
Other amortization and non-cash charges	1,990	(529)
Proportionate share of adjustments for unconsolidated entities	(1,819)	857
Adjustment for Excluded Properties	1,203	—
Normalized EBITDA	$1,076,199	$1,128,941
Normalized EBITDA from continuing operations	$1,039,602	$1,102,360
Normalized EBITDA from discontinued operations	$36,597	$26,581

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2017	2016
Net loss	$(33,092)	$(118,223)
Dividends on non-convertible preferred stock	(17,973)	(17,973)
(Gain) loss on disposition of real estate assets, net	(7,104)	199
Depreciation and amortization of real estate assets	173,829	182,190
Impairment of real estate	19,691	6,606
Proportionate share of adjustments for unconsolidated entities	(1,464)	742
FFO attributable to common stockholders and limited partners	$133,887	$53,541
FFO attributable to common stockholders and limited partners from continuing operations	164,500	182,467
FFO attributable to common stockholders and limited partners from discontinued operations	(30,613)	(128,926)

Weighted-average shares outstanding - basic	974,212,874	973,681,227
Limited Partner OP Units and effect of dilutive securities	24,300,280	24,319,992
Weighted-average shares outstanding - diluted	998,513,154	998,001,219

FFO attributable to common stockholders and limited partners per diluted share	$0.134	$0.054
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.165	$0.183
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$(0.031)	$(0.129)

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2017	2016
FFO attributable to common stockholders and limited partners	$133,887	$53,541

Acquisition-related expenses	1,120	948
Litigation, merger and other non-routine costs, net of insurance recoveries	14,969	1,512
Impairment of intangible assets	—	120,931
Held for sale loss on discontinued operations	20,027	—
(Gain) loss on derivative instruments, net	(266)	(2,095)
Amortization of premiums and discounts on debt and investments, net	(627)	(2,684)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,148	1,220
Net direct financing lease adjustments	517	544
Amortization and write-off of deferred financing costs	5,834	6,417
Amortization of management contracts	2,076	6,240
Deferred other tax expense (benefit)	5,063	(9,203)
Loss (gain) loss on extinguishment and forgiveness of debt, net	318	(980)
Straight-line rent, net of bad debt expense related to straight-line rent	(11,281)	(13,163)
Equity-based compensation expense	5,528	3,631
Other amortization and non-cash charges	566	2,873
Proportionate share of adjustments for unconsolidated entities	277	835
Adjustment for Excluded Properties	564	—
AFFO attributable to common stockholders and limited partners	$179,720	$170,567
AFFO attributable to common stockholders and limited partners from continuing operations	175,807	179,656
AFFO attributable to common stockholders and limited partners from discontinued operations	3,913	(9,089)

Weighted-average shares outstanding - basic	974,212,874	973,681,227
Limited Partner OP Units and effect of dilutive securities	24,300,280	24,319,992
Weighted-average shares outstanding - diluted	998,513,154	998,001,219

AFFO attributable to common stockholders and limited partners per diluted share	$0.180	$0.171
AFFO attributable to common stockholder and limited partners from continuing operations per diluted share	$0.176	$0.180
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$0.004	$(0.009)

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2017	2016
Net income (loss)	$32,378	$(200,824)
Dividends on non-convertible preferred stock	(71,892)	(71,892)
Gain on disposition of real estate assets and interest in joint venture, net	(61,536)	(55,722)
Depreciation and amortization of real estate assets	703,133	756,315
Impairment of real estate	50,548	182,820
Proportionate share of adjustments for unconsolidated entities	477	2,719
FFO attributable to common stockholders and limited partners	$653,108	$613,416
FFO attributable to common stockholders and limited partners from continuing operations	672,225	737,353
FFO attributable to common stockholders and limited partners from discontinued operations	(19,117)	(123,937)

Weighted-average shares outstanding - basic	974,098,652	931,422,844
Limited Partner OP Units and effect of dilutive securities	24,059,312	24,626,646
Weighted-average shares outstanding - diluted	998,157,964	956,049,490

FFO attributable to common stockholders and limited partners per diluted share	$0.654	$0.642
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.673	$0.772
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$(0.019)	$(0.130)

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2017	2016
FFO attributable to common stockholders and limited partners	$653,108	$613,416

Acquisition-related expenses	3,402	1,321
Litigation, merger and other non-routine costs, net of insurance recoveries	51,762	3,884
Impairment of goodwill and intangible assets	—	120,931
Held for sale loss on discontinued operations	20,027	—
Gain on investment securities and mortgage notes receivable	(65)	—
(Gain) loss on derivative instruments, net	(2,976)	1,191
Amortization of premiums and discounts on debt and investments, net	(4,616)	(14,693)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	5,366	5,396
Net direct financing lease adjustments	2,093	2,264
Amortization and write-off of deferred financing costs	24,536	28,063
Amortization of management contracts	14,514	26,171
Deferred and other tax expense (benefit)	8,671	(10,136)
(Gain) loss on extinguishment and forgiveness of debt, net	(18,373)	771
Straight-line rent, net of bad debt expense related to straight-line rent	(44,903)	(54,190)
Equity-based compensation	16,751	10,728
Other amortization and non-cash charges	2,566	5,296
Proportionate share of adjustments for unconsolidated entities	378	1,044
Adjustment for Excluded Properties	6,528	—
AFFO attributable to common stockholders and limited partners	$738,769	$741,457
AFFO attributable to common stockholders and limited partners from continuing operations	702,556	723,354
AFFO attributable to common stockholders and limited partners from discontinued operations	36,213	18,103

Weighted-average shares outstanding - basic	974,098,652	931,422,844
Limited Partner OP Units and effect of dilutive securities	24,059,312	24,626,646
Weighted-average shares outstanding - diluted	998,157,964	956,049,490

AFFO attributable to common stockholders and limited partners per diluted share	$0.740	$0.776
AFFO attributable to common stockholder and limited partners from continuing operations per diluted share	$0.704	$0.757
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$0.036	$0.019

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
December 31, 2017
Interest expense - as reported	$(70,694)
Less Adjustments:
Amortization of deferred financing costs and other non-cash charges	(5,886)
Amortization of net premiums	681
Interest Expense, Excluding Non-Cash Amortization - Excluded Properties	(392)
Interest Expense, Excluding Non-Cash Amortization	$(65,097)

	Three Months Ended
	December 31, 2017
Interest Expense, Excluding Non-Cash Amortization	$65,097
Secured debt principal amortization	3,257
Dividends attributable to preferred shares	17,973
Total fixed charges	86,327
Normalized EBITDA	267,710
Fixed Charge Coverage Ratio	3.10	x

	December 31, 2017
Adjusted Debt Outstanding	$6,089,838
Less: cash and cash equivalents	34,176
Less: cash and cash equivalents related to discontinued operations	2,198
Net Debt	6,053,464
Normalized EBITDA annualized	1,070,840
Net Debt to Normalized EBITDA Annualized Ratio	5.65	x

Net Debt	$6,053,464
Gross Real Estate Investments	15,511,683
Net Debt Leverage Ratio	39.0%

Unencumbered Gross Real Estate Investments	$11,296,918
Gross Real Estate Investments	15,511,683
Unencumbered asset ratio	72.8%

December 31, 2017
Mortgage notes payable and other debt, net	$2,082,692
Corporate bonds, net	2,821,494
Convertible debt, net	984,258
Credit facility, net	185,000
Total debt - as reported	6,073,444
Adjustments:
Deferred financing costs, net	48,232
Net premiums	(15,638)
Debt Outstanding	$6,106,038
Debt Outstanding - Excluded Properties	(16,200)
Adjusted Debt Outstanding	6,089,838

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2018 GUIDANCE
(Unaudited)

The Company expects its 2018 AFFO per diluted share to be in a range between $0.70 and $0.72. This guidance assumes dispositions totaling $300 million to $500 million at an average cash cap rate of 6.5% to 7.5% and acquisitions of $200 million to $300 million in excess of dispositions within the same cap rate range. Acquisitions will be funded through a combination of internal equity, debt capacity within our Net Debt to Normalized EBITDA target, and proceeds from the sale of Cole Capital. Guidance also assumes real estate operations with average occupancy above 98.0% and same-store rental growth in a range of 0.3% to 1.0%. The Company also expects to target balance sheet Net Debt to Normalized EBITDA at approximately 6.0x. The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Diluted net income per share attributable to common stockholders (1)	$0.00	$0.01
Depreciation and amortization of real estate assets	0.64	0.65
FFO attributable to common stockholders and limited partners per diluted share	0.64	0.66
Adjustments (2)	0.06	0.06
AFFO attributable to common stockholders and limited partners per diluted share	$0.70	$0.72
_____________________________________
(1) Includes impact of dividends to be paid to preferred shareholders and excludes the effect of non-controlling interests and the impacts of discontinued operations, impairments and gains or losses on the extinguishment of debt and sale of real estate.
(2) Includes (i) non-routine items such as acquisition-related costs, litigation and other non-routine costs, net of insurance recoveries, gains or losses on sale of investment securities or mortgage note receivables, legal settlements and insurance recoveries not in the ordinary course of business, (ii) certain non-cash items such as impairments of goodwill, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, reserves for loan loss, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities and (iii) the AFFO impact of Excluded Properties and related non-recourse mortgage notes.